Exhibit 4.3



                              DECLARATION OF TRUST
                             OF SIG CAPITAL TRUST I

         This Declaration of Trust, dated as of August 4, 1997 (this "Declaration of Trust"), among Symons International Group, Inc. as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as trustee, and Alan G. Symons, as trustee (jointly, the "Trustees").
The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby (the "Trust") shall be known as "SIG Capital Trust I" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C.ss.3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing intrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certifi- cate of trust with the Delaware Secretary of State in accor- dance with the provisions of the Business Trust Act.

          3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common
               Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1993 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under

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               the  securities or "Blue Sky" laws of such  jurisdictions  as the
               Sponsor, on behalf of the Trust, may deem necessary or desirable;
               (iii)  to  execute  and  file  an  application,   and  all  other
               applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private
               Offerings,   Resales  and  Trading  through  Automated   Linkages
               ("PORTAL") Market and, if and at such time as determined by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements and other related agreement providing for or relating to the sale of the Capital Securities of the Trust.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Sponsor.

          7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                          SYMONS INTERNATIONAL GROUP, INC.,
                                          as Sponsor


                                             By:_______________________________
                                                Name:
                                                Title:




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



                                   WILMINGTON TRUST COMPANY,
                                   as trustee and not in its individual capacity


                                   By:    /s/ Emmett R. Harmon
                                   Name:    Emmett R. Harmon
                                   Title:   Vice President



                                   ______________________________________
                                    ALAN G. SYMONS, as trustee and not in his individual capacity

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



         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                         SYMONS INTERNATIONAL GROUP, INC.,
                                          as Sponsor


                                             By:_______________________________
                                                Name:
                                                Title:



                                   WILMINGTON TRUST COMPANY,
                                   as trustee and not in its individual capacity


                                        By:_______________________________
                                                Name:
                                                Title:




                                       /s/ Alan G. Symons
                                       ALAN G. SYMONS, as trustee and not in his
                                       individual capacity

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


         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                         SYMONS INTERNATIONAL GROUP, INC.,
                                         as Sponsor


                                               By:       /s/ Alan G. Symons
                                               Name:   ALAN G. SYMONS
                                               Title:  CHIEF EXECUTIVE OFFICER




                                   WILMINGTON TRUST COMPANY,
                                   as trustee and not in its individual capacity


                                        By:_______________________________
                                                Name:
                                                Title:




                                       /s/ Alan G. Symons
                                       ALAN G. SYMONS, as trustee and not in his
                                       individual capacity

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